EXHIBIT 99.1

For more information, contact:
John C. Tumazos, CFA, Chairman of the Board
Phone: 732.444.1083
E-mail: john@veryindependentresearch.com

Texas Rare Earth Resources Refines Round Top 80,000 tonne
per day Economics, Introduces Alternate Flowchart and
potential Dividend “Texas Gold and Silver” to Shareholders

SIERRA BLANCA, TX, October 3, 2012 -- Texas Rare Earth Resources Corp. (OTCQB: TRER), a heavy rare earths exploration and development company, made remarks after 4 pm today at the John Tumazos Very Independent Research, LLC Metals & Mining Conference at the Westin New York Grand Central Hotel. A link to the live webcast of the presentation, along with presentation materials, will be available at www.trer.com. If you are unable to listen to the live presentation, an archive will be available on the website for 90 days after the conference.  A separate link to the webcast be available at http://www.wsw.com/webcast/vir10/ or at http://www.veryindependentresearch.com/Conferences/fall_2012.htm .

UPDATED ECONOMICS OF ROUND TOP AT 80,000 TONNES

Management presented its new economic model updating the $1,248 million after tax NPV at a 10% discount rate estimated in the June 15, 2012 Preliminary Economic Assessment prepared for the Company by Gustavson Associates (the “PEA).  Management’s updated economic model has not been prepared or reviewed by third-party independent consultants and is not compliant with Canadian NI 43-101 standards or SEC Guide 7 standards.  Management’s updated economic model is preliminary in nature, is based on certain management assumptions, as described below, and remains subject to risks and uncertainties.  See Cautionary Note to Investors below.

Management increased its estimate of the after tax NPV at a 10% discount rate to $1,766 from $1,248 million based on changes in business practices, including selling prices, a willingness to sell six additional products, a willingness to sell an intermediate concentrate, mineable resource assumptions and changes in capital spending plans.  TRER management did not attempt to make any changes to operating cost assumptions, specific capital spending details, engineering or scientific practices where management believes such intricate details need the guidance of independent outside experts.

The updated or refined economic model has $1,627 down from $2,129 million in pre-production capital spending, an internal rate of return after taxes of 23% up from 19%, and the ratio of cap ex-to-NPV improved to 114% from 59%.  The use of 25% lower price assumptions for Dysprosium Dy, Yttrium Y, Terbium Tb, Europium Eu and Neodymium Nd reduced the NPV by $1,021 million and was equivalent to raising the discount rate by 5.86%.

Applying a +/- $0.5 billion range for +/- 7.5% possible variation in estimated recovery rates and applying lower Cap EX and lower prices for certain REE, the sensitivity analysis of the updated model is $1.3-$2.3 billion down from $(0.3)-$5 billion of the PEA economic model varying REE prices, Cap Ex and Recoveries.

The October 3, 2012 economic model (1) cut Dy, Y, Eu, Tb and Nd “Critical REE” price estimates 25% to cut $1,021 million, (2) raised prior “nil” price estimates to $25 per pound for Ytterbium Yb and Erbium Er and to $10 per pound for Thulium Tm, Lutetium Lu and Holmium Ho to add $475 million in NPV, (3) introduced a $60 per pound Uranium price estimate, 60% recovery rate and 44.6 g/t ore grade to add $319 million of NPV, (4) anticipates a 100 million tonne or 10% resource upgrade after incorporation of 30 completed drill holes not ready in time for the PEA to add $57 million in NPV, (5) anticipates 95% not 75% of the 1,034 million tonne reported PEA resources to be mineable adding $101 million in NPV, (6) cut estimated feasibility study costs to add $25 million in NPV owing to closure of the Denver office, (7) cut the “contingency” to 12.5% from 25% to add $112 million in NPV as climate, existing road, existing rail and labor supply are good in West Texas, (8) added $132 million in NPV from eliminating the capital cost and another $137 million in NPV from replacing the operating cost with an estimated 5% sales price discount to sell a concentrate rather than operate a hydromet refinery, (9) substitute a trailer for management office building to add $4 million in after tax NPV, (10)  refusal to budget 22% construction, management and engineering “markups” on standard trucks and shovels added $9 million in NPV and (11) one year of accretion into 2013 adds $164 million after tax NPV.

SCIENTIFIC, ENGINEERING OR TECHNICAL ISSUES AHEAD

Management has not attempted to make large scientific changes without the input or vetting of outside experts.  However, we believe large opportunities exist to improve the NPV of the Round Top project from such further studies.

For example, our PEA estimated a $1.94 per metric tonne mining cost and $65 million of direct cap ex for mining equipment multiplied by 169% for indirect costs.  On September 20th TRER’s chairman visited Vale’s Carajas  S11d project, which will save 77% on fuel and generate 20 MW of electricity from truckless operation, portable conveyors and portable crushers.  We estimate that Round Top is more than 10 times taller or steeper, and engineering studies will determine whether downhill conveyors with byproduct electricity erase the majority of the mining operating cost, while substituting higher conveyor capital for reduced mining equipment costs or power transmission capital.

Similarly, a flawed communication negated prior lab tests of magnetic separation, where  Dr. Roshan Bhappu of Mountain State Labs replied it had no impact on REE under instructions to test only for REE.  The current management values all revenues and wants to minimize waste streams.  We estimate magnetic separation may recover magnetite and colombite, where iron of 4% of the tonnes equates to a potential, estimated $4 billion or $4/tonne future revenue stream, niobium near 0.82 lb/tonne is worth over $10/tonne, tantalum near 0.14 lb/tonne is worth over $1/tonne and it may reduce tailings disposal needs by at least 4% and acid consumption.

Management estimates the insertion of magnetic separation after grinding and prior to froth floatation may generate revenues roughly equal to the $15/tonne total operating cost estimated in the PEA at 80,000  tonnes per day, although perhaps adding 10% to operating costs, which could roughly double its NPV.  Management believes many smaller optimization opportunities lie ahead with outside technical help.

INTRODUCTION OF ENHANCED VAT LEACH 10,000-40,000 TONNE PER DAY FLOW CHART

TRER has begun study of an alternative process combining (1) magnetic separation, (2) gravity separation and (3) a “Vat Leach” acid heap leach contained within tanks to safeguard the environment.  Lab trials have obtained encouraging REE and uranium recoveries from acid leaching prior to considering magnetics and gravity to recover more or additional minerals.  Such processes may permit a startup at 10,000 tonnes per day and the gradual addition of second, third or more magnetic, gravity or tank farm modules.  Such processes may recover more of the entire suite of minerals within Round Top, including iron, tantalum, niobium, tin, gallium, zircon, hafnium, and “enhance” with multiple opportunities to recover REE, uranium or other elements that may report to more than one recovery process.

Management believes such a combination of processes may achieve the highest revenues per tonne and lower cap ex, less disruption to fragile end markets and a lower environmental impact.  It is possible such a “gradual” market entry achieves higher selling prices, the most diverse product offerings and highest rates of return on investment.

Mining, crushing, grinding, vat acid leaching and sale of a concentrate may bypass high pressure grinding rolls, froth floatation and hydromet refining to cut “target cap ex.” TRER warns that these “concepts” require much process development to verify (1) amount of concentration in each of three processes, (2) choice of acid, (3) acid concentration, (4) acid temperature, (5) fineness of grinding, (6) final flow chart, (7) exact recoveries, (8) detailed cap ex estimates, (9) detailed operating cost estimates, (10) economic models and (11) other factors.

There is no assurance that either the 80,000 tonnes per day froth floation or smaller enhanced vat leach approaches will perform or work.  Bulk metallurgical tests and many repeated verifications are necessary to prepare a bankable definitive feasibility study.

“TWIN STUDY” FOLLOWED BY STRATEGIC REVIEW

TRER intends to engage its independent experts to prepare twin updated studies, including refinements to the PEA at 80,000 tonnes per day and the smaller “enhanced vat acid leach” at a staged rampup from 10,000 tonnes per day.  While such a “twin study” may be presented as one document, it may include many dozens of refinements, new ideas, empirical tests or scientific experiments as we expect to challenge and retest many more items than the eleven changes discussed earlier to the 80,000 tonne per day economic model that we call a “first pass.” TRER estimates its independent experts will require a similar time frame to prepare an updated study of up to one year.

TRER does not expect to be able to “efficiently” advance the projects into 2014 as its share price fell.  TRER does not intend to issue common stock below $2.50 per share, and does not intend to issue common stock to build the Round Top mine below $15 as such dilution would be value destructive in view of the project’s large estimated NPV per TRER share of more than 100 times the stock price.

TRER expects that North American or overseas rare earth, uranium, niobium or beryllium companies or financial investors may provide capital to advance the project more effectively, and TRER will engage a financial advisor after advancing its analyses.  TRER expects that its $6.4 million in cash balances as of August 31st will be enough to continue its process development for over 30 months at estimated cash consumption near $135,000 per month.

PLANNED DIVIDEND OF “TEXAS GOLD AND SILVER”

The Company  also owns two  potentially  higher grade properties possibly suitable to approximately 100 metric tonne per day operations, which are a less capital intensive style of mining potentially within the resources of TRER.

These include the beryllium-uranium “contact zone” at the base of Round Top mountain for which Cyprus Minerals prepared a historic feasibility study in 1988 posted on our web site, which is not complaint with Canadian NI 43-101standards or SEC Guide 7 standards.  It contains a usable large tunnel built to facilitate a bulk metallurgical sample, which has been well maintained.  TRER intends to sell this project within TRER to (1) utilize existing tax losses and (2) retain cash to develop gold and silver properties.

The Company also owns the “Macho” silver-lead-zinc property in New Mexico, which was the Company’s principal asset prior to the acquisition of the Round Top deposit.  A one kilometer host structure contains galena veins, and historic shafts to 100, 300 and 525 feet from prior operations before the second world war were filled.  Management believes Macho is an exploration stage project where the goal would be a 100 tonne per day mill treating high grade lead, silver and zinc minerals profitably.

TRER believes that large publicly traded mining companies prefer 80,000 tonne per day large projects such as proposed at Round Top, and do not have the manpower for small projects or poorly documented narrow veins.  There may be other opportunities to obtain small deposits suitable for 100 tonne per day mines, low cap ex, and simpler permitting that can earn favorable returns at recent gold and silver prices.

PLAN TO LIFT “TRADING BLACKOUT” OCTOBER 5TH

Under the supervision of counsel, management and directors have implemented a new insider trading policy, and it will permit stock purchases by officers and directors in the future from time to time.  Various recent public disclosures have made our material business developments public and as such on October 5th, management anticpates lifting the current insider trading “blackout” to permit officers and directors of the Company to trade in the Company’s stock, subject to legal limitations.  Our policy is the fullest disclosure possible.

EARLY EXERCISE OF A MINIMUM OF 1 MILLION WARRANTS

John Tumazos,  TRER’s non-executive chairman, has notified the company of his intention to exercise a minimum of one million common share warrants at $0.50 each, or about half of his warrants, which would roughly double his shares owned outright and will add $0.5 million to TRER’s treasury.  He said, “The early exercise may establish a tax basis to enjoy a long-term capital gain in the event the company is sold after one year.  Further, the early exercise will increase my participation in the Texas Gold and Silver dividend to shareholders.”

About Texas Rare Earth Resources Corp.

Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project located in Hudspeth County, Texas, 85 miles east of El Paso. A preliminary economic assessment (PEA) study was completed for the Round Top project in June 2012 by Gustavson Associates reported estimated measured and indicated mineral resources* of 359 million tonnes at a rare earth oxide (REO) grade of 639 ppm, as well as estimated inferred mineral resources* of 675 million tonnes at an REO grade of 638 ppm. The Company’s common stock trades on the OTCQX U.S. Premier tier under the symbol “TRER.”  For more information on Texas Rare Earth Resources Corp., visit its website at www.trer.com.

Cautionary Note to Investors Regarding Mineral Estimates

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. This press release uses the terms “measured and indicated mineral resources” and “inferred mineral resources.” We advise U.S. investors that while these terms are recognized by Canadian regulations, the terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. “Inferred resources” have a great amount of uncertainty as to their existence and, under Canadian regulations, cannot form the basis of a pre-feasibility or feasibility study, except in limited circumstance. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

This press release contains statements regarding potential resource upgrades and economics of recovery of resources that are based solely on management’s assessment of the project resources and economics and have not been reviewed by an independent third-party consultant.  Such statements are not compliant with NI 43-101 and do not represent SEC Industry Guide 7 compliant reserve estimates or economic recoveries.  The estimates of management as presented in this press release are preliminary in nature and may not occur as anticipated or estimated, if at all.  While management believes these statements have a reasonable technical basis, they are based on assumptions of management which may not occur as anticipated, including assumptions regarding selling prices, ability to produce and sell additional products, ability to produce and sell concentrates, mineral resources assumptions (including the consistency of the grade of minerals throughout the defined resource area), savings resulting from changes in capital spending plans, variation in recovery rates, esimates of magnetic separation and its potential benefits and the potential economics of a smaller vat leach mine operation.  Further, management’s economics are based on revisions to the economics of the Company’s June 12, 2012 preliminary economic assessment and subject to the material assumptions and risks stated therein.   Investors should be aware that the SEC considers the economics of a prelimiay economic assessment to be too speculative to include in reports and registration statements filed with the SEC.  The SEC usually requires a “bankable” or “final” definitive feasibility study to establish the economic recovery of SEC Industry Guide 7 compliant reserves.  Investors are cautioned not to assume that the economics of recovery as detailed in this press release will ever be realized as anticpated or sufficiently documented in a definitive feasibility study.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities laws, including but not limited to, statements regarding the anticipated selling prices, ability to produce and sell additional products, ability to produce and sell concentrates, mineral resource estimates, the effects of changes in capital spending, variation in recovey rates, potential prices per pound for REEs, potential resources to be added by inclusion of additional drill hole data, esitmates of magnetic separation recoveries, generation of revenue streams, reduction in tailing disposal needs, the economics of a smaller vat leach mine operation, anticipated future studies on the Round Top project, future spin-offs and dividends of company mineral properties and value realizations. When used in this press release, the words “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if, “anticipate,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material and mineral resource estimates, risks relating to completing metallurgical testing at the Round Top project, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on the Company’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in the Company’s quarterly reports on Form 10-Q as filed on April 16, 2012, and July 16, 2012, and the Company’s latest annual report on Form 10-K, as filed on November 22, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.